--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             ROBBINS & MYERS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     XXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          [Robbins & Myers Logo]

--------------------------------------------------------------------------------

NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

Date:     Wednesday, December 13, 2000

Time:     11:00 A.M., E.S.T.

Place:    Olivia's West Room
          Kettering Tower
          Second and Main Streets
          Dayton, Ohio 45423

At the Annual Meeting, shareholders of Robbins & Myers, Inc. will:

- ELECT THREE DIRECTORS FOR A TWO-YEAR TERM;

- VOTE ON APPROVING THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2001; AND

- TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Shareholders of record at the close of business on October 20, 2000 may vote at the meeting.

Your vote is important. Please fill out the enclosed proxy card and return it in the reply envelope.

By Order of the Board of Directors,

Joseph M. Rigot
Secretary

November 8, 2000

            PROXY STATEMENT FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

ROBBINS & MYERS, INC.                                           November 8, 2000
1400 KETTERING TOWER
DAYTON, OHIO 45423

SOLICITATION AND VOTING OF PROXIES

The Board of Directors of Robbins & Myers, Inc. is sending you this Proxy Statement to solicit your proxy. If you give the Board your proxy, the proxy agents of the Board will vote your shares at the Annual Meeting of Shareholders on December 13, 2000 and any adjournment of the meeting. The proxy agents will vote your shares as you specify on the proxy card. If you do not specify how your shares should be voted, the proxy agents will vote your shares in accordance with the Board's recommendations.

You may revoke your proxy at any time before the proxy agents use it to vote on a matter. You may revoke your proxy in any one of three ways:

        - You may send in another proxy card with a later date.

        - You may notify the Company in writing before the Annual Meeting that you have revoked your proxy.

        - You may vote in person at the Annual Meeting.

The Company first mailed this Proxy Statement to shareholders on November 8, 2000.

VOTING SECURITIES AND RECORD DATE

You are entitled to notice of the Annual Meeting and to vote at the meeting if you owned common shares of record at the close of business on October 20, 2000. For each share owned of record, you are entitled to one vote. On October 20, 2000, the Company had 10,975,798 common shares outstanding, which are the only outstanding voting securities.

QUORUM REQUIREMENT AND VOTING

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of one-third of the common shares is necessary to have a quorum for the election of directors. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary for any other purpose. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

In counting votes on a particular item, the Company will treat abstentions as votes cast on the particular matter. The Company will not, however, treat broker non-votes as either votes cast or shares present for matters related to the particular item.

If a shareholder notifies the Company in writing 48 hours or more before the meeting that the shareholder desires that directors be elected by cumulative voting, then shareholders will have cumulative voting rights in the election of directors. Cumulative voting allows each shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected.

                             ELECTION OF DIRECTORS

The Company's Board of Directors is divided into two classes, with one class being comprised of four directors and the other of three directors. One class of directors is elected at each Annual Meeting of Shareholders for a term of two years.

At the 2000 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2002. The Board has nominated Gerald L. Connelly, Thomas P. Loftis, and Jerome F. Tatar for election as directors. All nominees are presently directors.

If a nominee becomes unable to stand for reelection, the Board's proxy agents will vote the proxies for a substitute nominee of the Board. If shareholders vote cumulatively in the election of directors, then the Board's proxy agents will vote the shares represented by the proxies cumulatively for the election of as many of the Board's nominees as possible and in such order as the proxy agents determine.

NOMINEES FOR TERM OF OFFICE EXPIRING IN 2002

GERALD L. CONNELLY                                           DIRECTOR SINCE 1998

Mr. Connelly, age 59, has been President and Chief Executive Officer of the Company since January 1, 1999. From April 1997 to January 1999, he was Executive Vice President and Chief Operating Officer of the Company and from June 1994 to April 1997, he was a Vice President of the Company and President of its Process Industries Group. He is also a director of Genesis Worldwide Inc.

THOMAS P. LOFTIS                                             DIRECTOR SINCE 1987

Mr. Loftis, 56, has been engaged in commercial real estate development, asset management and consulting with Midland Properties, Inc. since 1981. Mr. Loftis has been a general partner of M.H.M. & Co., Ltd. (investments) since 1986.

JEROME F. TATAR                                              DIRECTOR SINCE 1991

Mr. Tatar, 54, has been Chairman, President and Chief Executive Officer of The Mead Corporation (forest products) since November 1, 1997. From April 1996 to November 1997, he was President and Chief Operating Officer and a director of The Mead Corporation. From July 1994 to April 1996, he was Vice President - Operating Officer of The Mead Corporation. Mr. Tatar is also a director of National City Corp.

DIRECTORS CONTINUING IN OFFICE UNTIL 2001

ROBERT J. KEGERREIS, PH.D.                                   DIRECTOR SINCE 1972

Dr. Kegerreis, 79, served as President of Wright State University from July 1973 to June 1985. He is currently a management consultant and has served as Executive Director of the Arts Center Foundation, Dayton, Ohio, since 1989. Dr. Kegerreis is a director of Energy Innovations Inc.

WILLIAM D. MANNING                                           DIRECTOR SINCE 1995

Mr. Manning, 66, was Senior Vice President of The Lubrizol Corporation (industrial chemicals) from 1985 to his retirement in April 1994. He is currently a management consultant. Mr. Manning is a director of Unifrax Corporation and Fletcher Paper Corporation.

MAYNARD H. MURCH IV                                          DIRECTOR SINCE 1977

Mr. Murch, 56, has been Chairman of the Board of the Company since July 1979. He is President and Chief Executive Officer of Maynard H. Murch Co., Inc. (investments) which is managing general partner of M.H.M. & Co., Ltd. (investments). Since 1976, Mr. Murch has been Vice President of Parker/Hunter, Incorporated (dealer in securities), a successor firm to Murch and Co., Inc., a securities firm which Mr. Murch had been associated with since 1968. Mr. Murch is a director of Lumitex, Inc. and Shiloh Industries, Inc.

JOHN N. TAYLOR, JR.                                          DIRECTOR SINCE 1988

Mr. Taylor, 65, has been Chairman since August 1986, and was President from October 1974 until August 1986, of Kurz-Kasch, Inc. (a specialty manufacturer of plastic-based components and electromagnetic products).

DIRECTORS' MEETINGS AND COMMITTEES

The Board of Directors met five times in fiscal 2000. The Board of Directors has two committees: the Audit Committee [Messrs. Taylor (Chairman), Kegerreis and Manning], which met twice in fiscal 2000, and the Compensation Committee [Messrs. Kegerreis (Chairman), Manning and Tatar], which met twice in fiscal 2000. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served in fiscal 2000.

The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls. The Committee meets with Company personnel and with representatives of Ernst & Young LLP, the Company's independent auditors, to review internal auditing procedures, the annual audit of the Company's financial statements, and compliance with the Company's Code of Business Conduct. The Committee reports its findings and recommendations to the Board of Directors. The Audit Committee Charter, adopted by the Board and included as Appendix A to this Proxy Statement, more specifically sets forth the duties and responsibilities of the audit committee.

The Compensation Committee develops and administers the Company's executive compensation policies and programs and sets the compensation of executive officers. The Committee also advises the Board of Directors on the creation, administration or modification of employee compensation policies and procedures.

DIRECTOR COMPENSATION

Directors who are not employees of the Company received the following compensation in fiscal 2000:

Annual Retainer:                         $30,000 (50% is paid in restricted
                                         shares of the Company which vest
                                         after one year)
Committee Chairman Stipend:              $3,000
Stock Options:                           2,000 share option granted to each
                                         director on the date he is elected to
                                         a new term; option price is equal to
                                         fair market value on date of
                                         election.

                               SECURITY OWNERSHIP

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information as of October 20, 2000 concerning common shares of the Company beneficially owned by each director, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group.

----------------------------------------------------------------------------------------
                                                     NUMBER OF SHARES
                                                    BENEFICIALLY OWNED        PERCENT OF
            INDIVIDUAL OR GROUP                     AS OF 10/20/00(1)           CLASS
----------------------------------------------------------------------------------------
  Gerald L. Connelly                                      186,131                 1.7%
  Robert J. Kegerreis                                      32,984                  (5)
  Thomas P. Loftis                                         33,461(2)               (5)
  William D. Manning                                       19,455                  (5)
  Maynard H. Murch IV                                   3,084,711(3)             28.7%
  Jerome F. Tatar                                          19,444                  (5)
  John N. Taylor, Jr.                                     132,425(4)              1.2%
  Kevin J. Brown                                           11,578                  (5)
  Hugh E. Becker                                           59,761                  (5)
  Albert L. Raiteri                                        24,201                  (5)
  Directors and Executive Officers as a
  Group (13 persons)                                    3,608,030                32.9%
----------------------------------------------------------------------------------------

(1) Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his household. Shares which a person may acquire within 60 days of October 20, 2000 are treated as "beneficially owned" and the number of such shares included in the table for each person is:

        Mr. Connelly -- 113,333       Dr. Kegerreis -- 10,367       Mr. Loftis -- 8,000
        Mr. Manning -- 11,500         Mr. Murch -- 7,333            Mr. Tatar -- 12,000
        Mr. Taylor -- 10,000          Mr. Brown -- 10,167           Mr. Becker -- 20,167
        Mr. Raiteri -- 16,867         Directors and executive officers as a group -- 221,862

(2) Includes 11,368 shares with respect to which Mr. Loftis has sole voting and shared investment power and 1,024 shares with respect to which he has shared voting and investment power.

(3) Includes 32,000 shares with respect to which Mr. Murch has sole voting and shared investment power and 2,994,254 shares beneficially owned by M.H.M. & Co., Ltd. See Footnote (1) in the following section.

(4) Includes 20,200 shares held of record in the name of K-K Realty Partners, Ltd., of which Mr. Taylor is the general partner.

(5) Less than 1%.

PRINCIPAL SHAREHOLDERS

The only persons known by the Board of Directors of the Company to be beneficial owners of more than 5% of the outstanding common shares of the Company as of October 20, 2000 are listed in the following table:

--------------------------------------------------------------------------------------
                                                  NUMBER OF COMMON
                                                SHARES BENEFICIALLY
            NAME AND ADDRESS                    OWNED AS OF 10/20/00        % OF CLASS
--------------------------------------------------------------------------------------
  M.H.M. & Co., Ltd.(1)                              2,994,254                 27.8%
  830 Hanna Building
  Cleveland, OH 44115
--------------------------------------------------------------------------------------
  WEDGE Capital Management L.L.P.(2)                   900,100                  8.2%
  2920 One First Union Center
  301 South College Street
  Charlotte, North Carolina 28202
--------------------------------------------------------------------------------------

(1) M.H.M. & Co., Ltd. is an Ohio limited partnership (the "Partnership"). Maynard H. Murch Co., Inc. is the managing general partner, and Thomas P. Loftis is the other general partner, of the Partnership. Partnership decisions with respect to the voting and disposition of Company shares are determined by Maynard H. Murch Co., Inc., whose board of directors is comprised of Maynard H. Murch IV and Robert B. Murch, who are brothers, and Creighton B. Murch, who is their first cousin.

(2) WEDGE Capital Management L.L.P. is an investment advisor.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors develops and administers the Company's compensation policies and programs and sets the compensation of executive officers. The Committee members are three directors who are not present or former employees of the Company.

OBJECTIVES AND POLICIES

The Committee seeks to:

        - Offer a total compensation package which compares favorably to those of industrial companies similar to the Company;

        - Tie compensation to the annual business plan and progress on long-term goals;

        - Link executive's goals with those of shareholders;

        - Reward both Company and individual performance; and

        - Attract and retain talented executives critical to the long-term success of the Company.

Tax Deductibility of Compensation. Because certain executives could realize more than $1,000,000 in compensation in one year due to payout of long-term incentives and option exercises, the Committee addressed the $1,000,000 annual limitation on deductibility for federal income tax of compensation paid to executives named in the "Summary Compensation Table" at page 10. In 1996, shareholders approved the Company's annual cash bonus plan. In 1999 shareholders approved the 1999 Long-Term Incentive Stock Plan. Incentive compensation paid to the Company's executives as cash bonuses, performance shares, and options should normally be deductible for federal income taxes.

TYPES OF COMPENSATION

The Company pays two types of compensation:

        - Annual compensation -- includes base salary and a cash bonus if certain financial targets are achieved; and

        - Long-term compensation -- includes annual stock option grants which are only valuable if the Company's stock price increases and includes restricted shares which are only granted to executives if a specified three-year goal is met.

ANNUAL COMPENSATION

Base Salary. The Company pays executives a salary each year which it believes is competitive with salaries paid by other industrial companies similar to the Company based on survey data of independent compensation consultants. The Committee reviews this survey data and periodically adjusts the Company's salary structure to maintain salary ranges slightly above the survey median. Individual salaries, which are considered annually, may be adjusted to reflect changes in the Company's salary structure, attainment of individual objectives during the preceding year, and overall Company performance.

Annual Cash Bonus Opportunity. Executives can earn a cash bonus each year. For fiscal 2000, the bonuses were calculated as follows:

        - Available bonuses at targeted performance levels ranged from 25% to 50% of base salary; executives with higher positions on the Hay Position Evaluation System were eligible for a larger bonus percentage, effectively making more of their total compensation dependent on performance.

        - Performance measures and the respective weighting assigned to each were:
          -- Consolidated sales growth (33.3%)
          -- Earnings per share (33.3%)
          -- Controllable asset management (33.3%)

          - Bonuses were paid at approximately 88% of targeted percentages based on actual performance achievements for fiscal 2000.

LONG-TERM COMPENSATION INCENTIVES

The Company's executives make strategic business decisions which ultimately are only successful if they increase shareholder value. The Committee believes a significant portion of executive compensation should be tied to increases in shareholder value and paid in Company stock. To accomplish this, the Committee uses stock options and restricted shares as long-term incentives.

Stock Options. The Committee annually grants stock options to executives under the Company's 1999 Long-Term Incentive Stock Plan. The option price is the fair market value of a Company share on the date of grant. Options generally become exercisable over a three-year period and expire 10 years after grant. The Committee determines the number of shares, if any, to be granted to each executive based on:

        - executive's ability to impact the Company's long-term financial results;

        - executive's recent performance; and

        - importance of executive to achieving the Company's long-term goals.

Performance Shares. At the beginning of fiscal 2000, the Committee awarded performance units to executives. The number of performance units, which convert to restricted shares earned, is directly related to the total shareholder return for the Company over the three-year period ending August 31, 2002 compared to the total shareholder return for companies in the Russell 2000 Company Group Index ("Index") for the same period. No restricted shares are earned unless the total shareholder return for the Company for the three-year period is at least equal to the median return for companies in the Index.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

In determining Mr. Connelly's total compensation, the Committee considers the Company's financial results, his leadership in developing and executing the Company's strategic plan, and his key role in the Company's acquisition program.

The Committee increased Mr. Connelly's salary in October 1999 from $400,000 to $420,000. Mr. Connelly, as a participant in the annual cash bonus plan, had a target award at 50% of his base salary for fiscal 2000. Based on the Company's performance achievements relative to the financial performance measures applicable for fiscal 2000, Mr. Connelly was paid a bonus of $184,400.

During fiscal 2000, the Committee granted Mr. Connelly options to purchase 30,000 common shares. This represents the normal annual grant under the 1999 Long-Term Incentive Stock Plan for the President and Chief Executive Officer. In determining the size of the award, the Committee evaluated the accomplishments of major strategic objectives as well as Mr. Connelly's potential for influencing future results. Consideration was also given to the relationship of previous grants and his total number of outstanding options.

The Committee believes its compensation policies and program for executive officers, including the Chief Executive Officer, effectively tie executive compensation to the Company's performance and shareholder value.

                                              THE COMPENSATION COMMITTEE
                                                   Robert J. Kegerreis, Chairman
                                                   William D. Manning
                                                   Jerome F. Tatar

                             EXECUTIVE COMPENSATION

The following sections show compensation information relating to the Chief Executive Officer, the next four most highly compensated executive officers of the Company at August 31, 2000, and one former executive officer. The information is presented on a fiscal year basis.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------
                                                                   LONG-TERM
                                               ANNUAL             COMPENSATION
                                            COMPENSATION             AWARDS
                                         -------------------   ------------------   ---------------
            NAME AND                                            NUMBER OF SHARES       ALL OTHER
       PRINCIPAL POSITION         YEAR    SALARY     BONUS     UNDERLYING OPTIONS   COMPENSATION(1)
------------------------------------------------------------   ------------------   ---------------
Gerald L. Connelly,               2000   $420,000   $184,400         30,000             $4,200
    President and                 1999    400,000        -0-         30,000              4,000
    Chief Executive Officer       1998    310,000     88,350         20,000              5,890
  Kevin J. Brown,                 2000   $161,667   $ 61,600         15,000             $3,115
    Vice President and            1999    125,000        -0-          5,000              1,731
    Chief Financial Officer       1998    113,500     22,643          6,000              3,152
  Hugh E. Becker,                 2000   $178,000   $ 54,824         10,000             $4,125
    Vice President, Investor      1999    169,000        -0-         10,000              2,340
    Relations and Human
    Resources(2)
  Albert L. Raiteri,              2000   $100,000   $ 13,250          2,000             $2,384
    Treasurer(2)                  1999     96,500        -0-          2,000              1,516
  Maynard H. Murch IV,            2000   $118,000   $    -0-          2,000             $2,818
    Chairman of the Board         1999    115,000        -0-            -0-              1,806
                                  1998    110,000        -0-          2,000              1,750
  Daniel W. Duval,                2000   $140,000   $    -0-            -0-             $  195
    Former Vice Chairman(3)       1999    420,000        -0-            -0-              4,000
                                  1998    420,000    119,700         27,000              5,900
------------------------------------------------------------   ------------------   ---------------

(1) All amounts presented are Company contributions under its Employee Savings Plan.

(2) Messrs. Becker and Raiteri became executive officers on December 9, 1998.

(3) Mr. Duval retired as Vice Chairman and a director of the Company on December 31, 1999. He was President and Chief Executive Officer of the Company from December 1986 to January 1, 1999 when he became Vice Chairman.

FISCAL 2000 STOCK OPTION GRANTS

The following table presents information concerning stock options granted in fiscal 2000 to the persons named in the Summary Compensation Table. The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's common shares.

------------------------------------------------------------------------   -----------------------
                                     INDIVIDUAL GRANTS(1)                   POTENTIAL REALIZABLE
                       -------------------------------------------------      VALUE AT ASSUMED
                       NUMBER OF     % OF TOTAL                             ANNUAL RATES OF STOCK
                         SHARES       OPTIONS                              PRICE APPRECIATION FOR
                       UNDERLYING    GRANTED TO                                OPTION TERM(2)
                        OPTIONS     EMPLOYEES IN   EXERCISE   EXPIRATION   -----------------------
        NAME            GRANTED     FISCAL 2000     PRICE        DATE          5%          10%
------------------------------------------------------------------------   -----------------------
  Gerald L. Connelly     30,000         17%         $20.88      6/26/10     $393,289     $997,284
  Kevin J. Brown         15,000          9%         $20.88      6/26/10      196,970      499,160
  Hugh E. Becker         10,000          6%         $20.88      6/26/10      131,313      332,773
  Albert L. Raiteri       2,000          1%         $20.88      6/26/10       26,263       66,555
  Maynard H. Murch IV     2,000          1%         $22.63     12/07/09       28,463       72,133
  Daniel W. Duval           -0-          --             --           --           --           --
------------------------------------------------------------------------   -----------------------

(1) Under the Company's option plans, one-third of the shares subject to an option may be purchased one year after the date of grant, two-thirds after two years, and 100% after three years and the options have a 10-year term.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates, assuming annual compounding, prescribed by rules of the Securities and Exchange Commission and are not intended to forecast possible appreciation, if any, of the Company's share price.

OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

The following table presents information concerning all exercises of options to purchase Company shares during fiscal 2000 by the persons named in the Summary Compensation Table and the value of all unexercised options at August 31, 2000.

----------------------------------------------------------------------------------------------------------------
                                                            NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                           OPTIONS AT 8/31/00           OPTIONS AT 8/31/00(2)
                       SHARES ACQUIRED      VALUE      ---------------------------------------------------------
        NAME             ON EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------
  Gerald L. Connelly         -0-             -0-         113,333        56,667       $  740,200       $90,000
  Kevin J. Brown             -0-             -0-          10,167        20,333       $   12,760       $45,000
  Hugh E. Becker             -0-             -0-          20,167        19,333       $    6,000       $30,000
  Albert L. Raiteri          -0-             -0-          16,867         3,333       $  236,260       $ 6,000
  Maynard H. Murch IV        -0-             -0-           7,333         2,667       $   95,000       $ 2,500
  Daniel W. Duval            -0-             -0-         228,000           -0-       $2,110,560       $   -0-
----------------------------------------------------------------------------------------------------------------

(1) Represents the excess of the market value of the acquired shares on the dates of exercise over the aggregate option price paid.

(2) Represents the excess of the market value at August 31, 2000 of the shares subject to the options over the aggregate option exercise price.

FISCAL 2000 LONG-TERM INCENTIVE PLAN AWARDS

The following table presents information concerning performance awards granted at the beginning of fiscal 2000 to the persons named in the Summary Compensation Table.

---------------------------------------------------------------------------
                       PERFORMANCE           ESTIMATED FUTURE PAYOUTS
                       PERIOD UNTIL            ON AUGUST 31, 2003(1)
                      MATURATION OR     -----------------------------------
                          PAYOUT        THRESHOLD    TARGET    MAXIMUM
---------------------------------------------------------------------------
Gerald L. Connelly   9/1/00 - 8/31/03   $337,500    $450,000   $900,000
Kevin J. Brown       9/1/00 - 8/31/03   $ 95,625    $127,500   $255,000
Hugh E. Becker       9/1/00 - 8/31/03   $ 95,625    $127,500   $255,000
Albert L. Raiteri                  --         --          --         --
Maynard H. Murch IV                --         --          --         --
Daniel W. Duval                    --         --          --         --
-----------------------------------------------------------------------

(1) Awards are made at the end of the performance period on August 31, 2003, based on how favorably the total shareholder return on Company shares for the performance period compares to total shareholder return of the Russell 2000 Company Group Index for the same period. The threshold payout is achieved only if the Company's total shareholder return for the performance period is at least equal to the median return for such period for companies included in the Russell 2000; the maximum payout is achieved only if the Company's total shareholder return is equal to the eightieth percentile or higher. Cash amounts earned under the plan are converted to shares based on the market price on August 31, 2003, and awards are made in the form of restricted common shares, which may be forfeited if the executive leaves the employment of the Company before August 31, 2005. The Russell 2000 is the index which the Company uses for comparison in the "Performance Graph" section of this proxy statement.

PENSION PLAN

The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees (the "Pension Plan"). The Company calculates retirement benefits under the Pension Plan on the basis of the employee's average annual compensation for the five highest years during the employee's last ten years of employment with reductions for credited years of service less than 35. The maximum annual retirement benefit that the Company can pay under the Pension Plan to any participant as a result of limitations imposed under the Internal Revenue Code is presently $135,000.

Compensation for the purpose of calculating retirement benefits includes salary and bonuses (exclusive of deferred incentive compensation). The total amount of such compensation for executive officers for fiscal 2000 is presented in the Summary Compensation Table under the heading "Annual Compensation."

The Company also has a Supplemental Pension Plan (the "Supplemental Plan") which provides supplemental retirement benefits for Messrs. Connelly, Brown, Becker, and other key employees as they obtain eligibility under the criteria established by the Board for participation in the plan. The supplemental retirement benefit is provided under terms and conditions similar to those under the Pension Plan except the Supplemental Plan allows for the crediting of additional years of service by the Committee. The supplemental retirement benefit is equal to the excess of (i) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law and at the year of service credited under the Supplemental Plan over (ii) the benefit payable to the employee under the Pension Plan.

The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the Pension Plan and Supplemental Plan at selected compensation levels after various years of service. The credited years of service for the current executive officers named in the Summary Compensation Table is: Mr. Connelly -- 9, Mr. Brown -- 5, Mr.
Becker -- 24, Mr. Raiteri -- 27 and Mr. Murch -- 20. Amounts shown are straight life annuity amounts. These amounts are not reduced to take into account Social Security benefits paid to the employee.

---------------------------------------------------------------------------------------------------------------
                                                ESTIMATED ANNUAL RETIREMENT BENEFITS
                                                   FOR SPECIFIED YEARS OF SERVICE
    FINAL AVERAGE     -----------------------------------------------------------------------------------------
    COMPENSATION          15 YEARS          20 YEARS          25 YEARS          30 YEARS          35 YEARS
---------------------------------------------------------------------------------------------------------------
      $200,000            $ 40,918          $ 54,544          $ 68,169          $ 81,794          $ 95,378
       250,000              51,418            68,543            85,668           102,793           119,876
       300,000              61,919            82,544           103,170           123,796           144,379
       350,000              72,418            96,544           120,669           144,794           168,878
       400,000              82,918           110,543           138,168           165,793           193,376
       500,000             103,918           138,544           173,169           207,794           242,378
       600,000             124,919           166,544           208,170           249,796           291,379
---------------------------------------------------------------------------------------------------------------

OTHER

The Company has agreed to pay Mr. Connelly one year's salary in the event the Company terminates his employment as Chief Executive Officer for reasons other than misconduct. If such termination occurs within three years after a change of control of the Company (as defined in the agreement) his salary continues for a three-year period.

                               PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders on the Company's common shares for its last five fiscal years with the cumulative total return of the Russell 2000 Company Group Index and the S&P Diversified Machinery Index for the same periods. The graph depicts the value on August 31, 2000 of a $100 investment made on August 31, 1995 in Company shares and each index, with all dividends reinvested.

                                                                                                              S&P MACHINERY
                                                  ROBBINS & MYERS, INC.           RUSSELL 2000                (DIVERSIFIED)
                                                  ---------------------           ------------                -------------
8/95                                                       100                         100                         100
8/96                                                       162                         111                         112
8/97                                                       242                         143                         171
8/98                                                       177                         115                         122
8/99                                                       177                         148                         165
8/00                                                       182                         169                         137

                   REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is comprised of three members of the Company's Board of Directors. Each member of the Audit Committee is independent as "independence" is defined at Sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on March 21, 2000. A copy of Charter is included as Appendix A to this Proxy Statement. The Audit Committee, among other things, recommends to the Board of Directors (i) that the audited financial statements be included in the Company's Annual Report on Form 10-K and (ii) the selection of the independent auditors to audit the books and records of the Company.

The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the fiscal year ended August 31, 2000 with the Company's management and with the Company's independent auditors; (ii) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees). Based on such review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000 for filing with the U.S. Securities and Exchange Commission.

                                              THE AUDIT COMMITTEE
                                                   John N. Taylor, Jr., Chairman
                                                   Robert J. Kegerreis
                                                   William D. Manning

                      APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company's independent auditors during the fiscal year ended August 31, 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

Subject to ratification by the shareholders, the Board of Directors of the Company has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending August 31, 2001. THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY SUCH SELECTION. In the event shareholders do not approve the selection of Ernst & Young LLP, the Board will seek to determine from shareholders the principal reasons Ernst & Young LLP was not approved, evaluate such reasons, and consider whether, in view of the circumstances, a different firm of independent auditors should be selected for fiscal 2001.

                                 OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. However, if other matters should properly come before the meeting, or any adjournment thereof, it is intended that the Board's proxy agents will vote the proxies in their discretion.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, certain officers, directors, and regular employees of the Company may solicit proxies by telephone or personal interview. The Company will request brokerage houses, banks and other persons to forward proxy material to the beneficial owners of shares held of record by such persons.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10% of the Company's common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 1999 through August 31, 2000, were met.

                             SHAREHOLDER PROPOSALS

If you intend to submit a proposal for inclusion in the Company's proxy statement and form of proxy for the 2001 Annual Meeting of Shareholders, the Company must receive the proposal at 1400 Kettering Tower, Dayton, Ohio 45423,
Attention: Corporate Secretary, on or before July 10, 2001. The 2001 Annual Meeting of Shareholders is presently scheduled to be held on December 12, 2001.

For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly by a shareholder at the 2001 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on September 25, 2001 and advises shareholders in the 2001 proxy statement about the nature of the matter and how management intends to vote on such matter or (2) does not receive notice of the proposal before the close of business on September 25, 2001.

The Company's Code of Regulations, which is available upon request to the Corporate Secretary, provides that nominations for director may only be made by the Board of Directors (or an authorized board committee) or a shareholder entitled to vote who sends notice of the nomination to the Corporate Secretary not fewer than 50 days nor more than 75 days prior to the meeting date. Such notice is required to contain certain information specified in the Company's Code of Regulations. For a nominee of a shareholder to be eligible for election at the 2001 Annual Meeting, the shareholder's notice of nomination must be received by the Corporate Secretary between September 30, 2001 and October 24, 2001. This advance notice period is intended to allow all shareholders to have an opportunity to consider nominees expected to be considered at the meeting.

All submissions to, or requests from, the Corporate Secretary should be sent to Robbins & Myers, Inc., 1400 Kettering Tower, Dayton, Ohio 45423

                                              By Order of the Board of
                                              Directors,

                                                       Joseph M. Rigot
                                                          Secretary

                                                                      APPENDIX A

                                    CHARTER
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                             ROBBINS & MYERS, INC.

ORGANIZATION

There shall be a committee of the Board of Directors to be known as the Audit Committee ("Committee"). The Committee shall be composed of Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgement as a Committee member.

STATEMENT OF POLICY

The Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of the Company, as well as the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the Directors, the independent auditors and the financial management of the Company.

RESPONSIBILITIES

The Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls. Through its activities, the Committee will facilitate open communication among Directors, the Company's independent auditors and the Company's management.

The Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company's outside auditors, as evidenced by the written disclosures of the outside auditors required by the Independence Standards Board, and the adequacy of disclosure to shareholders and to the public.

Specifically, the Committee will:

         1. Hold no less than two regularly scheduled meetings each year, normally in June and October, and other meetings from time to time as may be called by the Chairman of the Committee. A majority shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

         2. Recommend to the Board, annually, the appointment of a firm of independent public auditors as the Company's outside auditors. In this matter the Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Board shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

         3. Review with representatives of the independent auditors:

            - The plan for and scope of its annual audit of the Company's financial statements.

            - The results of the annual audit.

            - Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company's internal controls, policies, procedures, business risk, and legal and ethical compliance matters.

            - Any significant changes made by management in the basic accounting principles and reporting standards used in the preparation of the Company's financial statements.

            - Review the annual financial statements to be contained in the annual report to shareholders with Company management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Recommend to the Board whether the annual financial statements should be included in the annual report on Form 10-K to be filed with the Securities and Exchange Commission.

            - Review interim financial statements with management and the independent auditors prior to filing the quarterly Form 10-Q report with the Securities and Exchange Commission. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of this review.

         4. Review the extent of any services outside the audit area performed for the Company by its independent auditors.

         5. Review the fees proposed by the Company's independent auditors for their services.

         6. Review whether management has sought a second opinion regarding a significant accounting issue, and, if so, obtain the rationale for the particular accounting treatment chosen.

         7. Review the results of the Company's Internal Control Program with Company management annually.

         8. Review the status of judgmentally determined reserves and accruals annually.

         9. Review compliance by officers and employees with the Company's Code of Business Conduct, including policies on business ethics and public responsibility.

        10. Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

        11. Meet privately with the independent auditors to discuss the results of their examinations.

        12. Report annually, or as necessary, to the shareholders as to the Committee's fulfillment of its responsibilities under this Charter.

-------------------------------------------------------------------------------

                             [ROBBINS & MYERS LOGO]

         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 13, 2000
          SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
The undersigned holder(s) of Common Shares of ROBBINS & MYERS, INC., an Ohio corporation (the "Company"), hereby appoints Gerald L. Connelly, Robert J. Kegerreis, and Maynard H. Murch IV, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 13, 2000, and at any adjournment thereof, as follows:

1. Election of Directors.                [ ]  FOR all nominees listed below          [ ]  WITHHOLD AUTHORITY
                                              (except as marked to the contrary           to vote for all nominees listed below.
                                              below), including authority to
                                              cumulate votes selectively among such
                                              nominees.
 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)

                                 Gerald L. Connelly, Thomas P. Loftis and Jerome F. Tatar
2. Approval of the appointment of Ernst & Young LLP as independent auditors for the Company.
                [ ]  FOR                               [ ]  AGAINST                             [ ]  ABSTAIN

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

3. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

A VOTE FOR PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 .

Receipt is acknowledged of Notice of the above meeting, the Proxy Statement relating thereto and the Annual Report to Shareholders for the fiscal year ended August 31, 2000.

DATED: ___________________________, 2000         ______________________________

                                                 ______________________________
                                                          (SIGNATURES)

                                                 SHAREHOLDERS SHOULD DATE THIS
                                                 PROXY AND SIGN HERE EXACTLY AS
                                                 NAME APPEARS AT LEFT. IF STOCK
                                                 IS HELD JOINTLY, BOTH OWNERS
                                                 SHOULD SIGN THIS PROXY.
                                                 EXECUTORS, ADMINISTRATORS,
                                                 TRUSTEES, GUARDIANS AND OTHERS
                                                 SIGNING IN A REPRESENTATIVE
                                                 CAPACITY SHOULD INDICATE THE
                                                 CAPACITY IN WHICH THEY SIGN.

-------------------------------------------------------------------------------